                                                                    EXHIBIT 99.1
                                        SUBSCRIPTION ORDER FORM
             AB
                                  AMERUS LIFE HOLDINGS, INC.
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                                           EXPIRATION DATE

                                         The Subscription Offering will expire
                                       at 4:00 P.M., NEW YORK TIME, ON
                                       WEDNESDAY, JANUARY 8, 1997. In order to
                                       subscribe for shares, this completed
                                       Subscription Order Form and payment in
                                       full must be RECEIVED by the Subscription
                                       Services Agent by such time on such date.
                                       Subscriptions for shares of Class A
                                       Common Stock of AmerUs Life Holdings,
                                       Inc. are irrevocable. If you do not wish to subscribe for shares, you do not need to return this Subscription Order Form.
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GENERAL

  THIS FORM IS TO BE COMPLETED AND RETURNED TO THE SUBSCRIPTION SERVICES AGENT BY ALL SUBSCRIPTION POLICYOWNERS ELECTING TO SUBSCRIBE FOR SHARES OF CLASS A COMMON STOCK OF AMERUS LIFE HOLDINGS, INC.
  BEFORE COMPLETING THIS SUBSCRIPTION ORDER FORM, YOU ARE URGED TO READ CAREFULLY THE PROSPECTUS MAILED TO YOU WITH THIS FORM, AND, IF YOU HAVE ANY QUESTIONS, TO REFER TO THE ACCOMPANYING QUESTIONS AND ANSWERS SUPPLEMENT. IF YOU DO NOT COMPLETE AND SIGN THIS SUBSCRIPTION ORDER FORM PROPERLY, IT MAY BE REJECTED.
  AmerUs Life Holdings, Inc. may determine to cancel or rescind the Subscription Offering at any time prior to the closing of the Subscription Offering. In such case, cash payments made by subscribers will be promptly refunded with accrued interest as described in the Prospectus.

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NUMBER OF SHARES

  Fill in the number of shares you wish to purchase (which must be a whole number and which must be at least 100 and no more than 5,000):

       SHARES X                    SUBSCRIPTION PRICE
                                            =                            AMOUNT DUE
                            X            $19.00             =                $

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PAYMENT

  If you are purchasing shares, you must enclose a check or money order in U.S. dollars representing "good funds" payable to "AmerUs Life Holdings, Inc." for the total amount of your purchase, as indicated above. Your right to purchase shares is non-transferable and non-assignable.

  When you have completed this Subscription Order Form, please mail the form with your check or money order in the postage-paid envelope provided. Your Subscription Order Form and payment in full must be received by the Subscription Services Agent by 4:00 P.M., NEW YORK TIME, ON WEDNESDAY, JANUARY 8, 1997. If the postage-paid envelope is lost, your Subscription Order Form and payment in full should be returned by mail to AmerUs Life Holdings, Inc., c/o ChaseMellon Shareholder Services, Midtown Station, P.O. Box 876, New York, NY 10138-0878. If delivered by hand, express mail or overnight courier, deliver to ChaseMellon Shareholder Services, 120 Broadway, 13th Floor, New York, NY 10271. Stock certificates will be mailed to you within 10 days after the closing of the Subscription Offering.

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STOCK REGISTRATION (PLEASE PRINT CLEARLY)

  Please indicate the name(s) in which your stock should be registered and check the appropriate box for the form in which your stock should be registered. You may make any corrections to your name and address (from that shown at the top of this form) on the lines provided.


    --------------------------------------------------------------------------------------------------------------------------------
                                                                                 Social Security #Tax ID# (certificate will show
    (First Name)          (M.I.)          (Last Name)                            this number)
    --------------------------------------------------------------------------------------------------------------------------------
    (First Name)          (M.I.)          (Last Name)                            Social Security #Tax ID#
    --------------------------------------------------------------------------------------------------------------------------------
    (Street Address)
    ---------------------------------------------------------------------------
    (City)          (State)          (County)          (Zip)

  Form of Stock Ownership (check one)
  / / Individual              / / Joint Tenants             / / Tenants in Common
  / / Individual Retirement Account (IRA)                   / / Corporation

  Form of Stock Ownership (c
                              / / Uniform Transfer to Minors
  / / Individual              / / Fiduciary (Under Agreement Dated         , 199 )
  / / Individual Retirement   / / Other -------------

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NASD AFFILIATION

/ / Check here if you are a member of the National Association of Securities Dealers, Inc. (NASD) or a person associated with an NASD member. Participation by such persons in the Subscription Offering is only permissible in accordance with, and subject to the limitations of, Rule 2110 of the Conduct Rules of the NASD and the "Free-Riding and Withholding Interpretation" promulgated thereunder. In general, "associated with" an NASD member includes (i) every officer, director, general partner, employee or agent of a broker/dealer that is a member of the NASD (a "member"), (ii) every sole proprietor, partner, officer, director, or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member, whether or not any such person is registered or exempt from registration with the NASD and (iii) any immediate family member of any such person; and "immediate family" includes parents, mother-in-law or father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children and any other person who is supported, directly or indirectly, to a material extent by any person referred to in clause (i) or (ii). To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 180 days following issuance and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

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TELEPHONE NUMBERS

  Please provide a phone number at which you can be reached in the event that we have questions regarding the information that you have supplied:

  Daytime (     )
  Evening (     )

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ACKNOWLEDGMENTS AND SIGNATURE

  In order for you to purchase shares of Class A Common Stock of AmerUs Life Holdings, Inc. in the Subscription Offering, you must sign this Subscription Order Form and date it.

  Please sign exactly as your name or names appear at the top of this Form. If more than one name is listed at the top of this form, all those listed must sign. When signing as attorney, executor, adminstrator, trustee or guardian, please give your full title as such. If signing for a corporation, sign by an authorized officer and indicate title. If a partnership, sign in the name of an authorized person.

  I (WE) ACKNOWLEDGE RECEIPT OF THE PROSPECTUS AND MY (OUR) OFFER TO PURCHASE SHARES, AS SET FORTH ON THIS SUBSCRIPTION ORDER FORM. UNDER PENALTIES OF PERJURY, I (WE) CERTIFY THAT (1) THE SOCIAL SECURITY #(S) OR TAX ID#(S) GIVEN ABOVE IS (ARE) CORRECT; AND (2) I (WE) AM (ARE) NOT SUBJECT TO BACKUP WITH-HOLDING TAX (YOU MUST CROSS OUT #2 IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN).

  SIGNATURE                                       DATE
  X
  SIGNATURE (IF SECOND SIGNATURE REQUIRED)        DATE
  X

IF YOU HAVE ANY QUESTIONS, PLEASE CALL THE INFORMATION CENTER AT 1-800-235-1725,
                                   TOLL FREE.